Exhibit 10.18

                  THIRD AMENDMENT TO SECURED CREDIT AGREEMENT



Harris Trust and Savings Bank
Chicago, Illinois

Mercantile Bank National Association
St. Louis, Missouri

Ladies and Gentlemen:

     Reference is hereby made to that certain Secured Credit Agreement dated as of September 18, 1998 (as heretofore amended the "Credit Agreement") among the undersigned, Maverick Tube Corporation, a Delaware corporation (the "Borrower"), you (the "Banks") and Harris Trust and Savings Bank, as agent for the Banks (the "Agent"). All defined terms used herein shall have the same meaning as in the Credit Agreement unless otherwise defined herein.

     The Borrower, the Agent and the Banks wish to amend certain financial covenants contained in the Credit Agreement and to modify certain other terms and conditions of the Credit Agreement, all on terms and conditions set forth in this Amendment.

SECTION 1.     AMENDMENT TO CREDIT AGREEMENT

     Upon satisfaction of all of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended as follows:

     1.1 Section 7.10 of the Credit Agreement is hereby amended in its entirety and as so amended shall be restated to read as follows:

               Section 7.10. Consolidated Tangible Net Worth. The Borrower will maintain Consolidated Tangible Net Worth in an amount not less than (1) $70,000,000 at all times from the date hereof through September 30, 1998 and (b) at all times during each fiscal quarter of the Borrower thereafter, in an amount not less than the Minimum Required Amount. For the purposes hereof, the term "minimum Required Amount" shall mean an amount equal to the sum of (i) the Minimum Required Amount required to be maintained by the Borrower during the immediately preceding fiscal quarter, plus (ii) 75% of the Borrower's Consolidated Net Income (but not less than zero) for such fiscal quarter then ended, plus (iii) for the fiscal quarter of the Borrower ending on December 31, 1999, an amount equal to $26,175,000.


     1.2 Section 7.26 of the Credit Agreement is hereby amended in its entirety and as so amended shall be restated to read as follows:

               Section 7.26. Capital Expenditures. The Borrower will not, and will not permit a Subsidiary to, expend or become obligated for capital expenditures (as defined and classified in accordance with Generally accepted accounting principles consistently applied but in any events including the liability of the Borrower and its Subsidiaries in respect of Capitalized Leases) in any fiscal year in an amount in the aggregate for the Borrower and all of its Subsidiaries in excess of (i) for the Borrower's fiscal year ended September 30, 1999, an amount equal to $13,000,000, (ii) for the Borrower's fiscal year ended September 30, 2000, an amount equal to $50,000,000 and (iii) for each fiscal year of the Borrower ending thereafter, an amount equal to $8,000,000.


SECTION 2.     CONDITIONS PRECEDENT

     The effectiveness of this Amendment is subject to the satisfaction of all of the followings conditions precedent:

     2.1 The Borrower, the Agent and the Banks shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

     2.2 A guarantor's Consent for the benefit of the Banks shall have been executed and delivered by each Guarantor to the Agent, a form of which is attached hereto.

     2.3 The Borrower shall be in full compliance with all of the terms and conditions of the Loan Documents and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

     2.4 Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to each of the Banks and their legal counsel.


SECTION 3.     REPRESENTATIONS AND WARRANTIES.

     The Borrower, by its execution of this Amendment, hereby certifies and warrants the following:

     (a) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct as of the date hereof as if made on the date hereof, except that the representations and warranties made under Section 5.2 shall be deemed to refer to the most recent annual report furnished to the Banks by the Borrower; and

     (b) the Borrower is in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default has occurred and is continuing thereunder.


SECTION 4.     MISCELLANEOUS

     4.1 The Borrower has heretofore executed and delivered to the Agent the Security Agreement and the Borrower hereby agrees that notwithstanding the execution and delivery hereof, such Security Agreement shall be and remain in full force and effect and that any rights and remedies of the Agent thereunder, obligations of the Borrower thereunder and any liens or security interests created or provided for thereunder shall be and remain in full force and effect, shall not be affected, impaired or discharged thereby and shall remain in full force and effect, shall not be affected, impaired or discharged thereby and shall secure all of its indebtedness, obligations and liabilities to the Agent and the Banks under the Credit Agreement as amended hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Security Agreement as to the indebtedness which would be secured thereby prior to giving effect hereto.

     4.2 Reference to this specific Amendment need not be made in any note, document, letter, certificate, any security agreement, or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     4.3 This Amendment may be executed in any number of counterparts, and by the different the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereby may execute this agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This agreement shall be governed by the internal laws of the State of Illinois.

     4.4 The Borrower agrees to pay all reasonable costs and expenses, including without limitations attorneys fees, incurred by the Agent and each of the Banks in connection with the preparation, negotiation, execution and delivery of this Amendment and the other documents contemplated hereby.

Upon acceptance hereof by the Agent and the Banks in the manner hereinafter set forth, this Amendment shall be a contract between us for the purposes hereinabove set forth.

Dated as of December  8, 1999

                                   MAVERICK TUBE CORPORATION
                                       By:  /s/ Barry R. Pearl
                                           -------------------------
                                       Its:  Chief Financial Officer

Accepted and agreed to as of the day and year last above written

                                   HARRIS TRUST AND SAVINGS BANK
                                     Individually and as Agent

                                       By:  /s/ Bonnie A. Polic
                                           -------------------------
                                       Its:  Vice President


                                   MERCANTILE BANK NATIONAL ASSOCIATION

                                       By:  /s/ David Higbee
                                           -------------------------
                                       Its:  Vice President